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Exhibit 23.2

CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the registration statement of Emergency Filtration Products, Inc., on Form S-8 of our report dated January 27, 2004, on our audit of the consolidated financial statements of Emergency Filtration Products, Inc., as December 31, 2003, which report is included in this Annual Report on Form 10-KSB.




/s/Piercy Bowler Taylor & Kern
PIERCY BOWLER TAYLOR & KERN
Certified Public Accountants and Business Advisors,
A Professional Corporation

Las Vegas, Nevada
September 28, 2004